Exhibit 10.32
LEASE BETWEEN
SOBRATO INTERESTS AND XENOPORT, INC.

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Table Of Contents
(CONTINUED)
EXHIBIT “A” — PREMISES AND PROJECT
EXHIBIT “B” — DRAFT LETTER OF CREDIT
EXHIBIT “C” — TENANT IMPROVEMENT CONSTRUCTION
EXHIBIT “D” — HVAC SPECIFICATIONS

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     1. PARTIES: This Lease, is entered into on this 29th day of February, 2008, by and between SOBRATO INTERESTS, a California limited partnership, whose address is 10600 North De Anza Boulevard, Suite 200 Cupertino, CA 95014 and XENOPORT, INC., a Delaware corporation, whose address is 3410 Central Expressway, Santa Clara, California, 94304, hereinafter called respectively Landlord and Tenant.
     2. PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:
That certain real property commonly known and designated as 3400 Central Expressway (“Building”) consisting of the entire second floor and a portion of the first floor of the Building containing approximately 58,744 square feet together with 193 parking stalls in a project consisting of a total of five (5) buildings, including the Building, totaling 412,171 square feet (“Project”) as outlined in red on Exhibit “A”. Said stalls shall be available for Tenant’s exclusive use but shall not be designated or segregated from the balance of the parking area.
     3. USE: Tenant shall use the Premises only for the following purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, laboratory research, development, testing, light manufacturing, ancillary warehouse, and related legal uses. Tenant shall be entitled to utilize Hazardous Materials in compliance with laws in accordance with Section 19 of the Lease. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.
     4. TERM AND RENTAL: The term (“Lease Term”) shall be for sixty (60) months, commencing on the Commencement Date (as hereinafter defined), and ending 60 months thereafter (“Expiration Date”). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay as base monthly rent (“Base Monthly Rent”) for the Premises pursuant to the following schedule:

Months 01 — 04:	$0.00 per month
Months 05 — 12	$102,802.00 per month
Months 13 — 24:	$105,886.00 per month
Months 25 — 36:	$109,063.00 per month
Months 37 — 48:	$112,335.00 per month
Months 49 — 60:	$115,705.00 per month
     Base Monthly Rent shall be due on the first day of each calendar month during the Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment. Concurrently with Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum of One Hundred

Two Thousand Eight Hundred Two and No/100 Dollars ($102,802.00) as prepaid rent for the first month of the Lease.
     5. SECURITY DEPOSIT: Concurrently with Tenant’s execution of this Lease, Tenant has deposited with Landlord the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) (“Security Deposit”). Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to interest on the Security Deposit. If Tenant defaults with respect to any provisions of the Lease beyond applicable notice and cure periods, including but not limited to the provisions relating to payment of Base Monthly Rent or other charges, Landlord may, to the extent reasonably necessary to remedy Tenant’s default, use any or all of the Security Deposit towards payment of the following: (i) Base Monthly Rent or other charges in default; (ii) any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, including, but not limited to, Tenant’s failure to restore or clean the Premises following vacation thereof. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full original amount, and shall pay to Landlord such other sums as necessary to reimburse Landlord for any sums paid by Landlord. Tenant may not assign or encumber the Security Deposit without the consent of Landlord. Any attempt to do so shall be void and shall not be binding on Landlord. The Security Deposit shall be returned to Tenant within thirty (30) days after the Expiration Date and surrender of the Premises to Landlord, less any amount deducted in accordance with this Section, together with Landlord’s written notice itemizing the amounts and purposes for such deduction.
Landlord agrees that in lieu of a cash Security Deposit, Tenant may deposit a letter of credit (“Letter of Credit”) substantially in the form attached hereto as Exhibit “B”. Landlord shall be entitled to draw against the Letter of Credit in the event of a default by Tenant beyond applicable notice and cure periods, provided only that an authorized agent of Landlord certifies to the issuer of the Letter of Credit that Tenant is in default under the Lease beyond applicable notice and cure periods and that Landlord is entitled under the Lease to draw the requested amount. Tenant shall keep the Letter of Credit in effect during the entire Lease Term, as the same may be extended, plus a period of four (4) weeks after expiration of the Lease Term. At least thirty (30) days prior to expiration of any Letter of Credit, the term thereof shall be renewed or extended for a period of at least one (1) year. Tenant’s failure to so renew or extend the Letter of Credit shall be a material default of this Lease by Tenant. In the event Landlord draws against the Letter of Credit, Tenant shall replenish the existing Letter of Credit or cause a new Letter of Credit to be issued such that the aggregate amount of letters of credit available to Landlord at all times during the Lease Term is the amount of the Security Deposit originally required.
     6. LATE CHARGES: Tenant hereby acknowledges that late payment by Tenant to Landlord of Base Monthly Rent due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent due from Tenant shall not be received by Landlord or Landlord’s designee within ten (10) days after written notice from Landlord that such amount is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. Landlord agrees to waive said late charge in the event the Base Monthly Rent or other sum due is received within five (5) days after receipt by Tenant of Landlord’s notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.
IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:
     7. CONSTRUCTION:
          A. Tenant Improvement Construction: Landlord shall cause the improvements to the interior of the Premises (“Tenant Improvements”) to be constructed by Landlord’s affiliated construction company, Sobrato Construction Corporation (the “General Contractor”), in accordance with plans and outline specifications to be attached as Exhibit “C” (“Tenant Improvement Plans and Specifications”) and to be completed approximately one hundred twenty (120) days following the surrender of the Premises by Advanced Medical Optics, Inc. (“AMO”), but in any event no later than December 1, 2008. For purposes of this Lease, the Tenant Improvements Plans and Specifications shall be prepared, at Tenant’s expense by an architect selected by Tenant (“Tenant’s Architect”). The Tenant Improvement Plans and Specifications shall be completed for all aspects of the work by April 1, 2008 with all detail necessary for submittal to the city for issuance of building permits and for construction and shall include any information required by the relevant agencies regarding Tenant’s use of Hazardous Materials if applicable. The materials and finishes utilized in construction of the Tenant Improvements shall be consistent in quality with those of the Project in the reasonable opinion of Landlord. Subject to any event of Force Majeure, Tenant shall not have the right to delay the completion of the Tenant Improvement Plans and Specifications. The Tenant Improvement Plans and Specifications shall be prepared in sufficient detail to allow the General Contractor to construct the Tenant Improvements. The Tenant Improvements shall not be removed or altered by Tenant without the prior written consent of Landlord. Upon expiration of the Lease Term or any earlier termination of the Lease, the Tenant Improvements shall become the property of Landlord and shall remain upon and be surrendered with the Premises, and title thereto shall automatically vest in Landlord without any payment therefore.
     Landlord shall use its best efforts to obtain a building permit from the City of Santa Clara for the Tenant Improvements and thereafter to cause the General Contractor to substantially complete the Tenant Improvements. The Tenant Improvements shall be deemed substantially complete when (i) the Tenant Improvements have both been substantially completed in accordance with the Tenant Improvement Plans and Specifications, as evidenced by the issuance of a certificate of occupancy or its equivalent by the appropriate governmental authority, and (ii) Tenant’s Architect has certified that the Tenant Improvements has been completed in accordance with the Tenant Improvement Plans and Specifications. Installation of (i) Tenant’s data and phone cabling, (ii) Tenant’s furniture, or (iii) the exterior landscaping shall not be required in order to deem the Tenant Improvements Substantially Complete.
          B. Change Orders: Subject to the reasonable approval by Landlord, Tenant shall have the right to order changes in the manner and type of construction of the Tenant Improvements. Upon request and prior to Tenant’s submitting any binding change order, Landlord shall cause the General Contractor to promptly provide Tenant with written statements of the cost to implement and the time delay and increased construction costs associated with any proposed change order, which statements shall be binding on General Contractor. If no time delay or increased construction cost amount is noted on the written statement, the parties agree that there shall be no adjustment to the construction cost or the Commencement Date associated with such change order. If ordered by Tenant, Landlord shall cause the General Contractor to implement such change order and the cost of constructing the Tenant Improvements shall be increased or decreased in accordance with the cost statement previously delivered by General Contractor to Tenant for any such change order.
          C. Pricing: Within fifteen (15) days after completion of the Tenant Improvement Plans and Specifications, Landlord shall cause the General Contractor to submit to Tenant competitive bids, solicited from at least three (3) subcontractors for each aspect of the work in excess of Fifty Thousand and No/100 Dollars ($50,000.00) related to the Tenant Improvements. Landlord shall cause the General Contractor to utilize the low bid in each case unless Tenant approves General Contractor’s use of another subcontractor, and the cost of the Tenant Improvements shall be equal to (i) the bid amounts as approved by Tenant, (ii) a five percent (5%) contingency to protect the General Contractor against cost overruns, and (iii) the General Contractor fee specified in Section 7(I) below (“Tenant Improvement Budget”). Upon Tenant’s written approval of the Tenant Improvement Budget, which approval shall not be unreasonably withheld or delayed, Landlord and Tenant shall be deemed to have given their respective approvals of the final Tenant Improvement Plans and Specifications on which the cost estimate was made, and Landlord shall cause the General Contractor to proceed with the construction of the Tenant Improvements. If Tenant does not specifically approve or disapprove the Tenant Improvement Budget within seven (7) business days of submission, Tenant shall be deemed to have approved the bids. Should Tenant disapprove the Tenant Improvement Budget within seven (7) business days from receipt of same, the Tenant’s Architect shall have five (5) business days following disapproval to make modifications to the design and resubmit revised Tenant Improvement Plans to the General Contractor for pricing. The General Contractor shall thereafter have five (5) business days to price the changes with the low bidder from each trade and resubmit revised pricing to Tenant for approval which must be given within two (2) business days of submission or a Tenant Delay shall be deemed to have occurred pursuant to Section 5(F)(1) below.
          D. Tenant Improvement Costs: Tenant shall pay all costs associated with the Tenant Improvements. The cost of Tenant Improvements shall consist of only the following to the extent actually incurred by General Contractor in connection with the construction of Tenant Improvements: construction costs, all permit fees, construction taxes or other costs imposed by governmental authorities related to the Tenant Improvements, and the General Contractor’s overhead and profit. During the course of construction of Tenant Improvements, Landlord shall cause the General Contractor to deliver to Tenant not more than once each calendar month a written request for payment (“Progress Invoice”) which shall include and be accompanied by General Contractor’s certified statements setting forth the amount requested, certifying the percentage of completion of each item for which reimbursement is requested. Tenant shall pay directly to the General Contractor the amount due pursuant to the Progress Invoice, within fifteen (15) days after Tenant’s receipt of the above items.
          E. Force Majeure: Any prevention, delay or stoppage due to strikes, lockouts, inclement weather, labor disputes, inability to obtain labor, materials, fuel or reasonable substitutes therefor, governmental restrictions, regulations, controls, civil commotion, fire or other act of God, and other causes beyond the reasonable control of Landlord (except financial inability) shall extend the dates contained in this Section 7 by a period equal to the period of any said prevention, delay or stoppage. If Landlord cannot obtain building permits or substantially complete the Tenant Improvements by the dates set forth herein, this Lease shall not be void or voidable nor shall Landlord be liable for any loss or damage resulting therefrom.
          F. Delays:
               1. Tenant Delays: A “Tenant Delay” shall mean any delay in substantial completion of the Building as a result of any of the following: (i) Tenant’s failure to complete or approve the Tenant Improvement Plans by the dates set forth in Section 7(A), (ii) changes to the plans requested by Tenant which delay the progress of the work, (iii) Tenant’s request for materials components, or finishes which are not available in a commercially reasonable time given the target Commencement Date, (iv) Tenant’s failure to make a progress payment for Tenant Improvement costs as provided in Section 7(D), (v) Tenant’s request for more than one (1) rebidding of the cost of all or a portion of the work, and (vi) any errors or omissions in the Tenant Improvement Plans provided by Tenant’s architect. Notwithstanding anything to the contrary set forth in this Lease, and regardless of the actual date the Premises are substantially complete, the Commencement Date shall be deemed to be the date the Commencement Date would have occurred if no Tenant Delay had occurred as reasonably determined by Landlord. In addition, if a Tenant Delay results in an increase in the cost of the labor or materials, Tenant shall pay the cost of such increases.
               2. Landlord Delays: A “Landlord Delay” shall mean any delay in substantial completion of the Premises as a result of or any act or omission of Landlord or its agents or contractors (“Landlord Delay”), Landlord Delay. The term Landlord Delay shall include, but shall not be limited to any: (a) Landlord’s delay in giving of authorizations or approvals with regard to the Tenant Improvements; (b) delay attributable to the acts or failures to act of Landlord, its agents or contractors, where such acts or failures to act delay the completion of the Tenant Improvements; (c) delay attributable to the material interference of Landlord, its agents or contractors with the completion of the Tenant Improvements; (d) delay attributable to Landlord giving Tenant’s architect incorrect or incomplete Building requirements or base Building plans; and (e) delay caused by the failure of the base Building to comply with applicable laws. The Commencement Date shall be delayed for each day in substantial completion of the Premises, to the extent such delay arises from a Landlord Delay.
          G. Punch List & Warranty: After Tenant Improvements are substantially complete, Landlord shall cause the General Contractor to correct within fifteen (15) days any construction defect or other “punch list” item which Tenant brings to General Contractor’s attention. All such work shall be performed so as to reasonably minimize the interruption to Tenant and its activities on the Premises. General Contractor shall provide a standard contractor’s warranty with respect to the Tenant Improvements for twelve (12) months from the Commencement Date. Such warranty shall exclude routine maintenance, damage caused by Tenant’s negligence or misuse, damages arising from any deficiency in the Tenant Improvement plans and specifications provided by Tenant’s architect, and acts of God.
          H. Other Work by Tenant: All work not described in the Specifications or Tenant Improvement Plans and Specifications, such as furniture, telephone equipment, telephone wiring and office equipment work, shall be furnished and installed by Tenant at Tenant’ cost.
          I. General Contractor Overhead & Profit: As compensation to General Contractor for its services related to construction of the Tenant Improvements, General Contractor shall receive a fee of seven percent (7%) of the cost of construction to cover all of the following: construction supervision and administration, temporary on-site facilities, home office administration, supervision, and coordination and construction profit. Except as provided therein, Landlord or General Contractor shall not receive any other fee or payment from Tenant in connection with the General Contractor’s services.
          J. Landlord Work: In addition to all Tenant Improvement work being performed, Landlord at Landlord’s sole cost and expense (for purposes of clarification, such cost and expense shall not be amortized as a Common Area Cost for Section 12(B)) shall, as soon as practicable but within approximately one hundred twenty (120) days following the surrender of the Premises by AMO, and in any event no later than December 1, 2008, repair the Building roof to good and serviceable condition, remove the large interior staircase within the Premises between the first and second floors of the Building and restore the finishes and floor of the Premises to a separately demised space and replace the HVAC System per the attached Exhibit D (collectively, the “Landlord Work”).
     8. POSSESSION: The parties acknowledge that the Premises are currently occupied by AMO under an existing lease with Landlord that is due to expire on or about May 30, 2008 (the “AMO Lease”). The “Commencement Date” shall occur upon substantial completion of the Tenant Improvements and Landlord Work by Landlord, as certified in writing by the General Contractor and Landlord. On the Commencement Date, Landlord shall deliver, and Tenant shall accept, possession of the Premises and enter into occupancy of the Premises on the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Tenant agrees to accept possession of the Premises in its then existing condition (latent defects excepted), subject to Landlord’s obligations in Section 7 to complete the Tenant Improvements and Landlord Work, and further provided that the Premises are then in broom clean condition and in as good condition as they exist at the time of Lease execution. If Landlord, for any reason whatsoever, cannot deliver possession of the said Premises to Tenant at the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the Commencement Date and Expiration Date of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord’s delivery of possession.

Landlord shall provide Tenant with access to the Premises for Tenant’s design of the Tenant Improvements and for the installation of Tenant’s wiring, data cabling, phone system, equipment and furniture. In addition, effective June 1, 2008, Tenant shall be permitted to occupy a portion of the 1st floor of the building to accommodate reasonable workspace for at least twenty (20) people until Landlord is able to deliver possession of the Premises to Tenant. Such early access to the Premises by Tenant shall be upon all the terms and conditions of the Lease and such space shall be in reasonable working conditions, except that no Base Monthly Rent shall be due and Tenant shall be required to pay operating expenses only for the square footage Tenant actually occupies, until the Commencement Date.
     9. COVENANTS TO SURRENDER: Tenant agrees on the Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted and damage by casualty excepted. “Good condition” shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to reasonably good condition, normal wear and tear excepted and damage by casualty excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling from the suspended ceiling installed by Tenant and repair or replace broken ceiling tiles, and relevel the ceiling if required as a result of such repair or replacement. At the expiration of the Lease Term, Landlord shall not have the right to require that Tenant remove from the Premises any Alterations made with Landlord’s consent unless Landlord, at the time of granting such consent, indicates that the subject Alteration must be removed upon the expiration of the Lease Term. With respect to Permitted Alterations as defined in Section 11 below, Tenant shall ascertain from Landlord before installing such Permitted Alterations whether Landlord desires to have any such Permitted Alterations removed. If Landlord shall so instruct prior to Tenant’s installation of such Alteration or Permitted Alterations, Tenant shall, at Tenant’s sole cost and expense, remove such Alterations and Permitted Alterations as Landlord requires and shall repair any damage to the Building which results from Tenant’s removal of any Alterations, Permitted Alterations, and any of Tenant’s equipment, trade fixtures, and components, and shall repair and restore said Premises or such parts thereof before the Expiration Date. Such repair and restoration shall include causing the Premises to be brought into compliance with all applicable building codes and laws in effect at the time of the removal to the extent such compliance is necessitated by the repair and restoration work. Tenant, on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and trade fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.
     10. USES PROHIBITED: Tenant shall not commit, or suffer to be committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building except in enclosed conforming structures without Landlord’s prior approval, which approval may be withheld in its sole discretion.
     11. ALTERATIONS AND ADDITIONS: Tenant shall not make any alterations or additions to the Premises (“Alterations”) without (i) the written consent of Landlord first obtained (which consent shall not be unreasonably withheld, conditioned or delayed), and (ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations affecting the Building structure or systems. After obtaining Landlord’s consent, which consent shall state whether or not Landlord will require Tenant to remove such Alteration at the expiration or earlier termination of this Lease, Tenant shall not proceed to make such Alterations until Tenant has: (i) obtained all required governmental approvals and permits, and (ii) provides Landlord seven (7) days’ notice prior to beginning construction so Landlord can post a notice of nonresponsibility. Tenant agrees to provide Landlord (i) written notice of the anticipated and actual start-date of the work, (ii) a complete set of half-size (15” X 21”) vellum as-built drawings, and (iii) a certificate of occupancy for the work upon completion of the Alterations, if necessary. All Alterations shall be constructed in compliance with all applicable building codes and laws including, without limitation, the Americans with Disabilities Act of 1990 as amended from time to time. Upon the Expiration Date, all Alterations, except movable furniture and trade fixtures, shall become a part of the realty and belong to Landlord but shall nevertheless be subject to removal by Tenant as provided in Section 9 above. Alterations which are not deemed as trade fixtures include heating, lighting, electrical systems, air conditioning, walls, carpeting, or any other installation which has become an integral part of the Premises. All Alterations shall be maintained, replaced or repaired by Tenant at its sole cost and expense. Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord’s consent, to make Alterations which do not affect the structure of the Building or which do not cost more than Seventy Five Thousand Dollars ($75,000.00) per Alteration (“Permitted Alterations”); provided, however, that Tenant shall still be required to comply with all other provisions of this paragraph. All Alterations shall be maintained, replaced or repaired at Tenant’s sole cost and expense. Tenant acknowledges Landlord’s right to and hereby consents to construction of additional building(s) on the land where the Premises are located or on adjacent land owned by Landlord.
     12. MAINTENANCE OF PREMISES:
          A. Landlord and Tenant’s Obligations Regarding Common Area Costs: Landlord shall maintain the Common Areas of the Project in good order, condition and repair. Tenant agrees to reimburse Landlord for the expenses resulting from Landlord’s payment of Common Area Costs as defined in Section 12(B) incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Building or the Project. Tenant agrees to pay Tenant’s Allocable Share as defined in Section 12(C) of the Common Area Costs, as additional rental, within thirty (30) days of written invoice from Landlord.
          B. Common Area Costs: For purposes of calculating Tenant’s Allocable Share of Building and of Project Costs, the term “Common Area Costs” shall mean all costs and expenses of the nature hereinafter described which are incurred in connection with ownership and operation of the Building or the Project in which the Premises are located, as the case may be not directly allocable to or payable by a single tenant in the Building or the Project, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord’s business), including but not limited to, the following: (i) common area utilities, including water and power and lighting to the extent not separately metered; (ii) common area maintenance and service agreements for the Building or the Project and the equipment therein including, without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of sidewalks, landscaping, waterscape, parking areas, and driveways; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if commercially available) insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) all real estate taxes, special assessments, service payments in lieu of taxes, excises, transit charges, housing fund assessment, levies, fees or charges and including any substitutes or additions thereto which may occur during the Lease Term (and Renewal Terms, if any) of this Lease which are assessed, or imposed by any public authority upon the Building or Project, the act of entering this Lease, the occupancy by Tenant, the rent provided for in this Lease and including real estate tax increases due to a sale or transfer of the Building or the Project, in which the Premises are located, as such taxes are levied or appear on the City and County tax bills and assessment rolls. Common Area Costs shall specifically exclude (i) costs and impact fees resulting from new construction, (ii) costs incurred in connection with the presence of any Hazardous Material, except to the extent caused by the release or emission of the Hazardous Material in question by Tenant, and (iii) costs associated with restoration of any casualty. All special assessments shall be paid over the longest period allowed by the taxing authority. This shall be a Net Lease and the Base Monthly Rent shall be paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant’s Allocable Share of Building and/or Project Costs are intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.
          C. Tenant’s Allocable Share: For purposes of prorating Common Area Costs which Tenant shall pay, Tenant’s Allocable Share of Building Costs is computed by multiplying the total Common Area Costs for services shared by the Building by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Building (excluding common areas). Tenant’s Allocable Share of Project Costs shall be computed on a shared service by service basis, by multiplying the total Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Buildings in the Project which share the services. It is understood and agreed that Tenant’s obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

          D. Waiver of Liability: Failure by Landlord to perform any defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Notwithstanding the foregoing, Tenant shall retain a claim for damages in the event the interruption of service results from Landlord’s willful misconduct, negligence or breach of this Lease. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord’s obligation of tenantability and Tenant’s right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing, or its failure to furnish, any of the foregoing, unless such loss or injury is due to the active negligence or willful misconduct of Landlord.
          E. Tenant’s Obligations: Except as provided in Section 12 above, Tenant shall, at its sole cost, keep, maintain, repair and replace said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof, glazing, elevator, and the plumbing, electrical and HVAC systems serving the Premises, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair (but excluding the structural roof, the building foundation and load bearing walls, all of which Landlord shall repair and maintain); normal wear and tear and damage by casualty excepted. Tenant shall provide Landlord with a copy of a service contract between Tenant and (i) a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises; and (ii) a licensed elevator maintenance contractor which contract shall provide for monthly maintenance of all elevator related systems. Tenant shall pay the cost of all air-conditioning, heating and elevator equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl demountable wall surfaces exclusively to V-joints.
Tenant shall also be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant’s sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant’s sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work.
     13. HAZARD INSURANCE:
          A. Tenant’s Use: Tenant shall not use, or permit said Premises, or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances.
          B. Landlord’s Insurance: Landlord agrees to purchase and keep in force fire and extended coverage, earthquake (at Landlord’s election), and 12-month rental loss insurance covering the Premises for the full replacement value of the Building as determined by Landlord’s insurance company’s appraisers. Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible (as reasonably approved by Tenant) under such policy. Payment shall be due to Landlord within ten (10) days after written invoice to Tenant. Notwithstanding the foregoing, Tenant’s obligation to pay for the cost of any earthquake insurance premiums shall be limited to an amount equal or less than four (4) times the cost of the fire and extended coverage premiums. It is understood and agreed that Tenant’s obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.
          C. Tenant’s Insurance: Tenant, at its sole cost, agrees to insure its personal property and Alterations for amounts not to exceed their actual insurable value and to obtain worker’s compensation and public liability and property damage insurance for occurrences within the Premises with a $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord and Landlord’s lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days’ prior written notice to Landlord of any cancellation, termination, or reduction in coverage.
          D. Waiver: Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby waive any and all rights each may have against the other on account of any loss or damage occasioned to the Landlord or Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective property insurance policies or would have been covered had the waiving party carried the property insurance required to be carried under this Lease, as set forth above. The parties shall obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or Tenant, as the case may be.

     14. TAXES: Tenant shall be liable and shall pay prior to delinquency, for all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant’s obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge its pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that Tenant cannot pay and discharge its pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder.
     15. UTILITIES: Tenant shall pay directly to the providing utility all water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord’s reasonable control. Notwithstanding anything to the contrary, it is understood that Tenant, prior to the time the Expansion Space is leased to a third party or Tenant, is the only occupant of the Building and thus shall be responsible for all utilities associated therewith; provided, however, that Tenant during such period shall not be responsible for any unusual or unreasonable utility costs associated with the Expansion Space. In the event Landlord leases the Expansion Space to a third party, Tenant shall then be responsible for their pro-rata share of all utilities associated with the Building pursuant to Section 12. It is further understood that Landlord shall not be obligated to separately meter the Premises.
     16. ABANDONMENT: Tenant shall not abandon the Premises at any time during the Lease Term; and if Tenant shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to suspend its operations on the Premises and vacate the Premises provided that Tenant continues to timely pay rent and perform all other obligations of Tenant under this Lease, and further provided that Tenant provides a security guard or other reasonable security protection for the Premises.
     17. FREE FROM LIENS: Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant’s expense and all resulting costs incurred by Landlord, including attorney’s fees shall be due from Tenant as additional rent.
     Notwithstanding the provisions of this Section 17, Tenant shall have the right to contest such liens if Tenant obtains a bond equal to 150% of the amount of such lien to prevent enforcement of the lien during such contest or otherwise makes adequate provision to prevent enforcement of the lien during such contest.
     18. COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Tenant shall, at its sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.
     Notwithstanding the provisions of this Section 18, if any improvement or alteration to the Premises is required as a result of any future laws or regulations affecting the Premises not related to Tenant’s specific use of the Premises, and provided further said improvement or alteration is not required because of alterations to the Premises made by Tenant, the cost of such improvements shall be allocated between Landlord and Tenant such that Tenant shall pay to Landlord upon completion of such improvement, the portion of the cost thereof equal to the remaining number of years in the lease term divided by the anticipated useful life of such improvement. Landlord represents and warrants, to the best of its knowledge, that as of the date of this Lease the Building complies with all applicable building codes, and Landlord shall be responsible for any costs incurred in connection with upgrading the Building or the Project to comply with the then current interpretation of such codes, including, without limitation, the American With Disabilities Act and environmental laws.
     19. TOXIC WASTE AND ENVIRONMENTAL DAMAGE:
          A. Tenant’s Responsibility: Tenant shall not bring, use, or permit upon the Premises, or generate, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency’s lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time (“Hazardous Materials”) except in compliance with all applicable laws. Landlord consents to Tenant’s use of Hazardous Materials on the Premises on the condition that Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations including without limitation, any applicable requirement that Tenant prepare a Hazardous Materials Management Plan under California Health and Safety Code §25505.5 and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, and (iv) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and complete any action required to obtain a closure certificate from the local administering agency prior to the Expiration Date. Landlord may employ an independent engineer or consultant to periodically inspect Tenant’s operations to verify that Tenant is complying with its obligations under this paragraph. In the event it is determined by Landlord’s consultant that Tenant is in material violation with respect to its obligations under this paragraph and such violation has not previously been reported by Tenant or has not been cured, then Tenant shall pay the reasonable future expense of employing Landlord’s independent engineer or consultant to periodically inspect Tenant’s operations. The foregoing right of inspection shall be exercised by Landlord only if Landlord believes it may be subject to liability because of Tenant’s handling of hazardous materials.
          B. Tenant’s Indemnity Regarding Hazardous Materials: Tenant shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord, except through the negligence or willful misconduct of Landlord, its agents or employees, arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials in or about the Premises by Tenant or Tenant’s agents or employees. Tenant’s indemnification and hold harmless obligations set forth above include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Resource Conservation and Recovery Act of 1980 (“RCRA”) or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. Notwithstanding anything to the contrary in the Lease, under no circumstance shall Tenant be liable for any losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) of any type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Project, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any laws, orders or regulations, relating to any such Hazardous Material, except to the extent that any of the foregoing actually results from the use, release or emission of Hazardous Material in or about the Premises by Tenant or its agents or employees.
          C. Landlord’s Indemnity Regarding Hazardous Materials: Landlord shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which: (i) are present; or (ii) which come to be present in the soil or groundwater of the Premises, the Building or the adjacent property within the Project through no fault of Tenant. Landlord’s indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the CERCLA, RCRA or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination unless such contamination results from Landlord’s active negligence or willful misconduct.
     20. LANDLORD’S LIABILITY:
          A. Limitation on Landlord’s Liability: In the event of Landlord’s failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days to cure or commence to cure such failure prior to any claim for breach or resultant damages, provided, however, that if the nature of the default is such that it cannot reasonably be cured within the 30-day period, Landlord shall not be deemed in default if it commences within such period to cure, and thereafter diligently prosecutes the same to completion. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any person or entity with a security interest in the Premises (“Mortgagee”) that has provided Tenant with notice of its interest in the Premises, and shall provide Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third-party beneficiary hereof. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from Mortgagee or any purchaser at a foreclosure sale of Mortgagee’s interest unless Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit. Tenant further waives any right to terminate this Lease and to vacate the Premises on Landlord’s default under this Lease. Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief.
          B. Limitation on Tenant’s Recourse: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity, then the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives except to the extent of their interest in the Project (including proceeds from the sale therefrom, insurance proceeds and rental proceeds therefrom). Tenant shall have recourse only to the interest of Landlord in the Project (including proceeds from the sale therefrom, insurance proceeds and rental proceeds therefrom) or for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.
          C. Indemnification of Landlord: Except to the extent due to the negligence or willful misconduct of Landlord, its agents or employees, as a material part of the consideration rendered to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Premises and for injuries to persons in or about said Premises, from any cause arising at any time to the fullest extent permitted by law, and Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord and hold Landlord, and its shareholders, directors, officers, trustees, employees, partners and agents from any claims, liabilities, costs or expenses incurred or suffered arising from the use of occupancy of the Premises or any part of the Project by Tenant or Tenant’s agents, the acts or omissions of Tenant or Tenant’s agents, Tenant’s breach of this Lease, or any damage or injury to person or property from any cause, or from the failure of Tenant to keep the Premises in good condition and repair as herein provided. Further, except to the extent due to the negligence or willful misconduct of Landlord, its agents or employees, in the event Landlord is made party to any litigation due to the acts or omission of Tenant or Tenant’s agents, Tenant will indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from any such claim or liability including Landlord’s costs and expenses and reasonable attorney’s fees incurred in defending such claims.
     21. ADVERTISEMENTS AND SIGNS: Tenant will not place or permit to be placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant’s expense. Notwithstanding the foregoing, Tenant shall have the right to install signage in the same locations as the current tenant in the Premises, subject to Landlord’s approval as described herein.
     22. ATTORNEY’S FEES: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney’s fee as part of its costs which shall be deemed to have accrued on the commencement of such action.
     23. TENANT’S DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder, provided, however, that Tenant may cure such default by payment to Landlord of the Base Monthly Rent or other sum due within ten (10) days after receipt by Tenant of written notice specifying Landlord has failed to receive the amount in question; b) The abandonment of the Premises; c) A failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within sixty (60) days; or e) Tenant materially defaults under the terms of the Lease dated September 24, 2001 between Tenant and Landlord for the adjacent building at 3410 Central Expressway (“3410 Lease”). The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure Section 1161.
          A. Remedies: In the event of any such default by Tenant, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment directly and foreseeably caused by Tenant’s failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term “rent”, as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the “worth at the time of award” to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the “worth at the time of award” to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.
          B. Right to Re-enter: In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.
          C. Additional Remedies: In the event of any such default by Tenant, including an abandonment of the Premises, in addition to all other rights or remedies available at law or in equity, if Landlord does not elect to terminate this Lease as provided in Section 23(A) or 23(B) above, then the provisions of California Civil Code Section 1951.4, (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due if Tenant has a right to sublet and assign, subject only to reasonable limitations) as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, recover all rental as it becomes due.

          D. No Termination: No re-entry or taking possession of the Premises by Landlord pursuant to Sections 23(B) or 23(C) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.
     24. SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord’s ownership of the Building or Premises. Instead, at the option of Landlord, Tenant’s surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.
     25. This paragraph intentionally left blank.
     26. LANDLORD’S DEFAULT: In the event of Landlord’s failure to perform any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified mail to any Mortgagee that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee. Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee’s interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.
     27. NOTICES: All notices, demands, requests, or consents required to be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, by overnight courier, or by personal delivery addressed to the party to be notified at the address for such party specified in Section 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.
     28. ENTRY BY LANDLORD: Tenant shall permit Landlord and his agents to enter into and upon said Premises at all reasonable times subject to any security regulations or any requirements regarding safe use of lab space, maintenance of power, temperature, and quarantine areas of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any abatement or reduction of Base Monthly Rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned provided that Landlord uses good faith, reasonable efforts to minimize any undue disruption to Tenant’s operations or access to the Premises; and Tenant shall permit Landlord and its agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises any “For Sale” or “For Lease” signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours with reasonable notice. Landlord shall comply with Tenant’s security procedures applicable to the Premises and shall not unreasonably interfere with Tenant’s use of the Premises.
     29. DESTRUCTION OF PREMISES:
          A. Destruction by an Insured Casualty: In the event of a partial destruction of the Premises by a casualty for which Landlord is required to maintain insurance under Section 13(B) during the Lease Term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. For purposes of this paragraph “partial destruction” shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises are more than partially destroyed, or in the event the repairs cannot be made within such one hundred eighty (180) day period, Landlord or Tenant may elect to terminate this Lease. Landlord shall not be required to restore Alterations or replace Tenant’s trade fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statue are waived by Tenant and the provisions of this Section 29 shall govern in the case of such destruction.
          B. Destruction by an Uninsured Casualty: In the event of a total or partial destruction of the Premises by a casualty for which Landlord is not actually carrying insurance and is not required to carry insurance, the Lease shall automatically terminate, unless Landlord elects to rebuild or Tenant elects to contribute the shortfall in insurance proceeds, such election to be made by written notice from Tenant to Landlord within ten (10) business days after determination that there is a shortfall. In the event of a destruction by an uninsured casualty (i) of greater than one-third (1/3) of the replacement cost of the Premises, or (ii) that cannot be repaired within one hundred eighty (180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, Tenant may elect to terminate this Lease.

     30. ASSIGNMENT OR SUBLEASE:
          A. Consent by Landlord: Except as specifically provided in Section 30(E), Tenant may not voluntarily, involuntarily or by operation of law, assign, sell or otherwise transfer all or any part of Tenant’s interest in this Lease or in the Premises, cause or permit any part of the Premises to be sublet, occupied or used by anyone other than Tenant, or permit any person to succeed to any interest in this Lease or the Premises (all of the foregoing being a “Transfer”) without the express written consent of Landlord. In the event Tenant desires to effectuate a Transfer, Tenant shall deliver to Landlord (1) executed counterparts of any agreement and of all ancillary agreements with the proposed transferee, (2) current financial statements of the transferee covering the preceding three years, (3) the nature of the proposed transferee’s business to be carried on in the Premises, (4) a statement outlining all consideration to be given on account of the Transfer, and (5) a current financial statement of Tenant. Landlord may condition its approval of any Transfer on receipt of a certification from both Tenant and the proposed transferee of all consideration to be paid to Tenant in connection with such Transfer. At Landlord’s request, Tenant shall also provide additional information reasonably required by Landlord to determine whether it will consent to the proposed Transfer. Landlord shall have a fifteen (15) day period following receipt of all the foregoing within which to notify Tenant in writing that Landlord elects to: (i) permit Tenant to Transfer such space to the named transferee on the terms and conditions set forth in the notice; or (ii) refuse consent. If Landlord should fail to notify Tenant in writing of such election within the 15-day period, Landlord shall be deemed to have elected option (i) above. Landlord’s consent to the proposed Transfer shall not be unreasonably withheld, provided and upon the condition that: (i) the proposed transferee is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) the proposed transfer agreement is in form reasonably satisfactory to Landlord; and (iii) Tenant reimburses Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said Transfer, including the reasonable costs of making investigations as to the acceptability of the proposed transferee and reasonable legal costs incurred in connection with the granting or denial of any requested consent (up to a maximum of $3,000.00 per request for consent). In the event all or any one of the foregoing conditions are not satisfied (without limiting other factors that may be considered or conditions that may be imposed by Landlord in connection with a requested Transfer), Landlord shall be considered to have acted reasonably if it withholds its consent. Tenant shall not hypothecate, mortgage, pledge or otherwise encumber Tenant’s interest in this Lease or the Premises or otherwise use the Lease as a security device in any manner without the consent of Landlord, (all of the foregoing being an “Hypothecation”) which consent Landlord may withhold in its sole discretion. Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with an Hypothecation, including legal costs incurred in connection with the granting or denial of any requested consent. Landlord’s consent to one or more Transfers or Hypothecations shall not operate to exhaust Tenant’s obligation to obtain Landlord’s consent to other Transfers or Hypothecations nor constitute consent to an assignment or other Transfer following foreclosure of any permitted lien, mortgage or other encumbrance. If Tenant is a corporation, limited liability company, uninco rporated association, partnership or other legal entity, the sale, assignment, transfer or hypothecation of any stock, membership or other ownership interest in such entity (whether occurring at one time or over a period of time) in the aggregate of more than fifty percent (50%) (determined cumulatively) shall be deemed an assignment of this Lease; in the case of a partnership, any withdrawal or substitution (whether occurring at one time or over a period of time) of any partners owning fifty percent (50%) or more (cumulatively) of the partnership, or the dissolution of the partnership shall be deemed an assignment of this Lease; provided that, subject to Section 30(D) below, the foregoing provisions of this sentence shall not apply to a transfer of stock in a corporation whose stock is publicly traded on a public stock exchange, a transfer of stock or ownership interest resulting from a financing of Tenant or a private or public offering, or an acquisition of substantially all of Tenant’s capital stock.
          B. Assignment or Subletting Consideration: Landlord and Tenant hereby agree that fifty percent (50%) of any rent or other economic consideration (including without limitation, payments for trade fixtures and personal property in excess of the fair market value thereof, stock, warrants, and options) in excess of the Base Monthly Rent payable hereunder (after deducting therefrom Reasonable Transfer Costs (defined below) (i) realized by Tenant in connection with any Transfer by Tenant and/or (ii) profit realized by a subtenant or any other person or entity (other than Tenant) (any such subtenant, person or entity being a “Subsequent Transferor”) in connection with a sublease, assignment or other Transfer by such Subsequent Transferor, shall be paid by Tenant to Landlord promptly after such amounts are paid to Tenant or a Subsequent Transferor. As used in this Section 30(B), “Reasonable Transfer Costs” shall mean the following costs, to the extent reasonably incurred in connection with the Transfer in question: (i) advertising costs and brokerage commissions and reasonable attorneys’ fees payable to unaffiliated third parties, (ii) the cost of Alterations incurred solely in connection with such Transfer; (iii) the unamortized portion of the amount paid by Tenant for assets specifically utilized by a transferee in such Transfer; and (iv) all other reasonable costs incurred by Tenant in connection the Transfer (including, for example, costs for janitorial services provided to the transferee). In the case of a Transfer other than an assignment of Tenant’s entire interest in the Lease and Premises, Reasonable Transfer Costs shall be amortized on a straight line basis, without interest, over the initial term of the Transfer. Tenant’s obligation to pay over Landlord’s portion of the consideration constitutes an obligation for additional rent hereunder. The above provisions relating to Landlord’s right to terminate the Lease and relating to the allocation of excess rent are independently negotiated terms of the Lease which constitute a material inducement for the Landlord to enter into the Lease, and are agreed by the Parties to be commercially reasonable. No Transfer by Tenant shall relieve it of any obligation under this Lease. Any Transfer which conflicts with the provisions of this Lease shall be void.
          C. No Release: Any Transfer shall be made only if and shall not be effective until the transferee shall execute, acknowledge, and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the transferee shall assume all the obligations of this Lease on the part of Tenant to be performed or observed to the extent of the interest being transferred and shall be subject to all the covenants, agreements, terms, provisions and conditions in this Lease to the extent applicable to the interest being transferred. Notwithstanding any Transfer and the acceptance of rent or other sums by Landlord from any transferee, Tenant shall remain fully liable for the payment of Base Monthly Rent and additional rent due, and to become due hereunder, for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any transferee or any other person claiming under or through any transferee that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed a violation by Tenant. Tenant shall indemnify, defend and hold Landlord harmless from and against all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed transferee or by any real estate brokers or other persons claiming compensation in connection with the proposed Transfer.
          D. Reorganization of Tenant: The provisions of this Section 30(D) shall apply if Tenant is a publicly-held corporation and: (i) there is a dissolution, merger, consolidation, or other reorganization of or affecting Tenant, where Tenant is not the surviving corporation, or (ii) there is a sale or transfer of stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote for the election of directors to one person or entity (or to any group of related persons or entities) (the “Acquiring Entity”), and after such sale or transfer of stock Tenant’s stock is no longer publicly traded. In a transaction under clause (i), the surviving corporation shall promptly execute and deliver to Landlord an agreement in form reasonably satisfactory to Landlord under which such surviving corporation assumes the obligations of Tenant hereunder. In a transaction under clause (ii), the Acquiring Entity shall promptly execute and deliver to Landlord a guaranty of lease in form reasonably satisfactory to Landlord under which the Acquiring Entity guarantees the full payment and performance of the obligations of Tenant under the Lease (“Lease Guaranty”). The foregoing notwithstanding, in the event the Acquiring Entity is itself not a publicly-traded corporation, but is instead the subsidiary of a publicly-traded corporation (or a subsidiary of a subsidiary of a publicly-traded corporation, or a subsidiary in a chain of entities in which a parent corporation is publicly traded), then the publicly-traded parent corporation shall be required to execute and deliver to Landlord the Lease Guaranty. In addition, in the event that after such acquisition Tenant no longer prepares audited financial statements, then in addition to the financial statements required to be delivered by Tenant hereunder, the entity required to execute the Lease Guaranty shall provide Landlord its audited financial statements at the times and in the manner required of Tenant hereunder. It is the intent of the parties that after such an acquisition of the stock of Tenant, Landlord shall be entitled to rely on the creditworthiness of a publicly-traded corporation and to receive audited financial information from a publicly-traded corporation.
          E. Permitted Transfers: Notwithstanding anything contained in this Section 30, so long as Tenant otherwise complies with the provisions of this Section 30, Tenant may enter into any of the following Transfers (a “Permitted Transfer”) without Landlord’s prior consent, and Landlord shall not be entitled to receive any part of any subrent resulting therefrom that would otherwise be due pursuant to Sections 30.A and 30.B. Tenant may sublease all or part of the Premises or assign its interest in this Lease to (i) any corporation, limited liability company or partnership which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%; (ii) a corporation, limited liability company or partnership which results from a merger, consolidation or other reorganization in which Tenant is not the surviving entity, so long as the surviving entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction; and (iii) a corporation, limited liability company or partnership which purchases or otherwise acquires all or substantially all of the assets of Tenant so long as such acquiring entity has a net worth at the time of such assignment that is equal to or greater than the net worth of Tenant immediately prior to such transaction.

          F. Effect of Default: In the event of Tenant’s default beyond applicable cure periods, Tenant hereby assigns all amounts due to Landlord from any Transfer as security for performance of Tenant’s obligations under this Lease, and Landlord may collect such amounts as Tenant’s Attorney-in-Fact, except that Tenant may collect such amounts unless a default occurs as described in Section 23 above. A termination of the Lease due to Tenant’s default shall not automatically terminate a Transfer then in existence; rather at Landlord’s election, such Transfer shall survive the Lease termination, the transferee shall attorn to Landlord, and Landlord shall undertake the obligations of Tenant under the transfer agreement; except that Landlord shall not be liable for prepaid rent, security deposits or other defaults of Tenant to the transferee, or for any acts or omissions of Tenant and Tenant’s Agents.
          G. Successors and Assigns: Subject to the provisions of this Section 30, the covenants and conditions of this Lease shall apply to and bind the heirs, successors, executors, administrators and assigns of all Parties hereto; and all parties hereto comprising Tenant shall be jointly and severally liable hereunder.
     31. CONDEMNATION: If any part of the Premises shall be taken for any public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser. If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any Alterations, Tenant’s equipment, furniture, trade fixtures or personal property or for Tenant’s moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this Section 31 shall govern in the case of such destruction.
     32. EFFECTS OF CONVEYANCE: The term Landlord, as used in this Lease, means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale or other conveyance of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder accruing thereafter, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant’s security deposit, to the purchaser at any such sale or the master tenant of the Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

     33. SUBORDINATION: In the event Landlord notifies Tenant in writing, this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant’s rights hereunder or increase Tenant’s obligation hereunder (including, without limitation, any increase in rent).
     Landlord shall cause the existing lender, Principal Mutual Life, to furnish to Tenant, within forty five (45) days of the date of both parties’ execution of this Lease, and shall use commercially reasonable efforts to cause any future mortgagor or ground lessor, with a written agreement in form satisfactory to Tenant providing for: (i) recognition by the existing lender of all of the terms and conditions of this Lease; and (ii) continuation of this Lease upon foreclosure of lender’s security interest in the Premises.
     34. WAIVER: The waiver by either party of any breach of any term, covenant or condition herein contained, shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Landlord’s consent to or approval of any act by Tenant which require Landlord’s consent or approvals shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.
     35. HOLDING OVER: Any holding over after the termination or Expiration Date, shall be construed to be a tenancy from month to month terminable on thirty (30) days written notice from either party, and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to one hundred twenty five percent (125%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant’s failure to surrender the Premises and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

     36. SUCCESSORS AND ASSIGNS: The covenants and conditions herein contained shall, subject to the provisions of Section 30, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.
     37. ESTOPPEL CERTIFICATES: Tenant shall at any time during the Lease Term, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. If Tenant fails to execute and deliver such certificate within such ten-business day period, Landlord shall provide to Tenant a second written request with respect to such estoppel certificate. If Tenant fails to execute and deliver such certificate within five (5) business days following the date of Landlord’s second written request therefor, Landlord may execute and deliver such certificate on Tenant’s behalf and such certificate shall be binding on Tenant. Tenant also agrees to provide the most current three (3) years of audited financial statements within ten (10) business days of a request by Landlord for Landlord’s use in financing the Premises with commercial lenders. Other than the right to pass on Tenant’s financial statements to commercial lenders, Landlord shall keep all such financial statements strictly confidential and shall instruct its lenders to do likewise.
     38. OPTION TO EXTEND THE LEASE TERM:
          A. Grant and Exercise of Option: Provided Tenant concurrently exercises its option to extend the 3410 Lease, Landlord hereby grants to Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (“Option”) to extend the Lease Term for two (2) additional terms of five (5) years (“Option Term”). The Option shall be exercised, if at all, by written notice to Landlord on or before the date that is nine (9) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) ninety five percent (95%) of the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in material default under any of the terms, covenants or conditions of this Lease beyond any applicable notice and cure period, and/or if Tenant is under monetary or material non-monetary default beyond any applicable notice and cure period under the 3410 Lease, either at the time Tenant exercises the Option, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date.
     As used herein, the term “Fair Market Rental” for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation, Consumer Price Indexing) then being obtained for recent leases of space comparable in age, size and quality to the Premises in Santa Clara or Sunnyvale that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term. The appraisers shall be instructed that the Fair Market Rental shall be based upon rental comparables in which no tenant improvements were provided and no commissions were paid. The Fair Market Rental shall not take into account any Alterations made by Tenant or Tenant’s equipment, trade fixtures which Tenant has a right to remove, furniture, or personal property.
          B. Determination of Fair Market Rental: If Tenant exercises the Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the Expiration Date. If Tenant disputes Landlord’s determination of the Fair Market Rental for the Option Term, Tenant shall, within thirty (30) days after the date of Landlord’s notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord’s determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in Section 38(C) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord’s determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in Section 38(C) below, and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay Base Monthly Rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to Section 38(C) below is greater than Landlord’s determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 38(C) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in Section 37(C) below is less than Landlord’s determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in Section 38(C) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.
          C. Resolution of a Disagreement over the Fair Market Rental: Any disagreement regarding the Fair Market Rental shall be resolved as follows:
               1. Within thirty (30) days after Tenant’s response to Landlord’s notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.
               2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant cannot reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (1) above.

               3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.
               4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.
     39. OPTIONS: The Option to Extend the Lease Term described in Section 38 above provided Tenant in this Lease is personal and granted to original Tenant and to any Permitted Transferee only and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord’s sole discretion.
     40. QUIET ENJOYMENT: Upon Tenant’s faithful and timely performance of all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.
     41. BROKERS: Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Lease, except Colliers International. Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than Colliers International, with respect to this Lease or the negotiation thereof on behalf of such party.
     42. AUTHORITY OF PARTIES: Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the limited partnership and that this Lease is binding upon said limited partnership in accordance with its terms.
     43. MISCELLANEOUS PROVISIONS:
          A. Rent: All monetary sums due from Tenant to Landlord under this Lease shall be deemed to be rent.

          B. Management Fee: Tenant agrees to pay Landlord, along with the expenses to be reimbursed by Tenant, a monthly fee for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), in the amount of two percent (2%) of the Base Monthly Rent.
          C. Performance by Landlord: If Tenant fails to perform any obligation required under this Lease or by law or governmental regulation and reasonable notice from Landlord, Landlord in its sole discretion may with notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord’s written notice for such payment.
          D. Interest: All sums due hereunder, including rent and additional rent, if not paid when due, shall bear interest at the lesser of either fifteen percent (15%) or the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.
          E. Rights and Remedies: All rights and remedies hereunder are cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.
          F. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under the Lease shall survive the expiration or sooner termination of the Lease.
          G. Severability: If any term or provision of this Lease is held unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.
          H. Choice of Law: This Lease shall be governed by and construed in accordance with California law.
          I. Time: Time is of the essence hereunder.
          J. Entire Agreement: This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.
          K. Representations: Tenant acknowledges that neither Landlord or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its agents for that purpose.

          L. Headings: The headings or titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.
          M. Right of First Refusal to Lease: Landlord hereby grants Tenant a contingent right of first refusal (“Right of First Refusal”) to lease the balance of the Building consisting of the remaining portion of the first floor (“Expansion Space”) as outlined on the site plan attached hereto as Exhibit “A”. Prior to Landlord leasing the Expansion Space to a third party, Landlord shall give Tenant written notice of such desire and the terms and other information under which Landlord intends to lease the Expansion Space. Provided at the time of exercise, (i) Tenant is not in default under the Lease beyond any applicable notice and cure period and (ii) Tenant’s then current cash and cash equivalents (as evidenced by its most recent financial statements) are at least equal to $75,000,000, Tenant shall have the option, which must be exercised, if at all, by written notice to Landlord within five (5) days after Tenant’s receipt of Landlord’s notice, to lease the Expansion Space at the rent and terms of lease specified in the notice. In the event Tenant timely exercises such option to lease the Expansion Space, Landlord shall lease the Expansion Space to Tenant, and Tenant shall lease the Expansion Floor from Landlord in accordance with the rent and terms specified in Landlord’s notice. Landlord and Tenant shall, in good faith, attempt to reach agreement on the terms of a mutually acceptable lease amendment consistent with the terms set forth in Landlord’s notice within fifteen (15) days of Landlord’s notice. In the event (i) Landlord and Tenant are unable to reach agreement on a mutually acceptable lease amendment within such fifteen (15) day period or (ii) Tenant fails to exercise Tenant’s option within said five (5) day period, Landlord shall have one hundred eighty (180) days thereafter to lease the Expansion Space at no less than ninety five percent (95%) of the rental rate and upon the same or substantially the same other terms of lease as specified in the notice to Tenant. In the event Landlord fails to lease the Expansion Space within said one hundred eighty (180) day period or in the event Landlord proposes to lease the Expansion Space at less than ninety five percent (95%) of the rental rate or on other material terms which are more favorable to the prospective tenant than that proposed to Tenant, Landlord shall be required to resubmit such offer to Tenant in accordance with this Right of First Refusal. Notwithstanding the foregoing, this Right of First Refusal shall automatically terminate on the earlier of: (i) the date of the one-year anniversary from the Commencement Date; or (ii) the expiration or sooner termination of this Lease.
     In Witness Whereof, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD: SOBRATO INTERESTS,		TENANT: XENOPORT, INC.,
a California limited Partnership		a Delaware corporation

BY:	/s/ John M. Sobrato	BY:	/s/ William J. Rieflin

ITS:	General Partner	ITS:	President

		BY:	/s/ Martyn J. Webster

		ITS:	Vice President of Finance

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